EXHIBIT 23.1







          INDEPENDENT AUDITORS' CONSENT



          We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-3 of the reports of Deloitte & Touche dated July 7, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the year ended May 29, 1994 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




          DELOITTE & TOUCHE LLP

          Omaha, Nebraska
          December 13, 1994